Exhibit 99.1

                               THIRD NOTICE



To:    Executive Officers of Alliance Bank:
       -----------------------------------

       Dennis D. Cirucci, President and Chief Executive Officer; Peter J. Meier, Executive Vice President and Chief Financial Officer; and Suzanne J. Ricci, Senior Vice President and Chief Technology Officer

       And, Directors of Alliance Bank:
       _______________________________

       James S. Carr; J. William Cotter, Jr.; Timothy E. Flatley; William E. Hecht; John A. Raggi; G. Bradley Rainer; Philip K. Stonier; and R. Cheston Woolard

From:  Jan Babikian, Director of Human Resources
       Alliance Bank

Date:  December 27, 2006


Re: Blackout Notice for Alliance Bank Profit Sharing/401(k) Plan, dated December 27, 2006
______________________________________________________________________________


On December 27, 2006, a third notice was sent to all participants in the Alliance Bank Profit Sharing/401(k) Plan (the "Plan") notifying them of an extension of the blackout period expecting to end during the week of January 29, 2007, as a result of the offering of shares of Alliance Bancorp, Inc. of Pennsylvania. During this blackout period, you are prohibited from trading (i.e., directly or indirectly, purchasing, selling or otherwise acquiring or transferring) any shares of Alliance Bank common stock (NASDAQ symbol: "ALLB"). Such restriction does not include placing an order for shares of Alliance Bancorp, Inc. of Pennsylvania.

If you should have any questions regarding this third notice, please feel free to contact me.



                Jan Babikian, Director of Human Resources
                              Alliance Bank
             541 Lawrence Road, Broomall, Pennsylvania 19008
                           Phone: 610-359-6940
                    E-mail: jbabikian@alliancebk.com.